UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 12, 2019

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

50 Rio Robles, San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)

(408) 467-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK PAR VALUE $0.001	IMMR	NASDAQ GLOBAL MARKET

Item 1.01. Entry into a Material Agreement.

On May 12, 2019, Immersion Corporation and certain of its subsidiaries (collectively, “Immersion”) entered into a Settlement and License Agreement (the “Settlement and License Agreement”) with Samsung Electronics Co. Ltd. (“Samsung”), pursuant to which the parties have agreed to terms for resolving all of their existing disputes and Samsung will license Immersion’s patents and software for use in their mobile products. Under the Settlement and License Agreement, Samsung will pay an undisclosed amount of compensation for prior shipments of its devices and quarterly royalties. The term of the Settlement and License Agreement is five years with an option to renew for an additional five years.

Pursuant to the Settlement and License Agreement, Immersion and Samsung have agreed to terms for dismissal by them of all outstanding litigation and other proceedings between these companies and their affiliates, including, without limitation, the civil actions filed in the District Court for the Eastern District of Texas, and the action in the Mannheim District Court. In addition, Samsung will request the termination of the inter parte reviews by the Patent Trial and Appeal Board of the patents in suit and will not oppose Immersion’s appeal of the invalidation decisions by the State Intellectual Property Office of the People’s Republic of China of Chinese Patent No. ZL02821854.X, Chinese Patent No. ZL201210005785.2 and Chinese Patent No. ZL201310253562.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title

99.01	Press Release dated May 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date: May 13, 2019	By:	/s/Amie Peters
Name: Amie Peters
Title: General Counsel